EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

The following is a list of the Company’s subsidiaries as of Aug. 31, 2012, except for unnamed subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” as defined in Regulation S-X of the United States Securities and Exchange Commission (17 CFR 210.1-02(w)).

American Seeds, LLC (Delaware)

Beeologics Inc. (British Virgin Islands)

Channel Bio, LLC (Delaware)

Fundo de Investimentos em Direitos Creditorios (FIDC) (Brazil)

Mahyco Monsanto Biotech Limited (India)

Monsanto Agricoltura Italia S.p.A. (Italy)

Monsanto Argentina SAIC (Argentina)

Monsanto Australia Ltd. (Australia)

Monsanto Canada, Inc. (Canada)

Monsanto Chile S.A. (Chile)

Monsanto Comercial S.A. de C.V. (Mexico)

Monsanto do Brasil Ltda. (Brazil)

Monsanto Europe S.A./N.V. (Belgium)

Monsanto Holdings Private Ltd. (India)

Monsanto Holland BV (Netherlands)

Monsanto Hungaria Kft. (Hungary)

Monsanto India Limited (India)

Monsanto International S.A.R.L (Switzerland)

Monsanto Invest B.V. (Netherlands)

Monsanto Korea, Inc. (Korea)

Monsanto NL BV (Netherlands)

Monsanto Romania SRL (Romania)

Monsanto SAS (France)

Monsanto South Africa (Proprietary) Ltd. (South Africa)

Monsanto Technology, LLC (Delaware)

Monsanto Treasury Services SARL (Luxembourg)

Monsanto Ukraine LLC (Ukraine)

Precision Planting, LLC (Delaware)

Semillas y Agroproductos Monsanto, S.A. de C.V. (Mexico)

Seminis Vegetable Seeds, Inc. (California)